                                                                 EXHIBIT 10.61


                  THIS CLASS A OPTION AGREEMENT (the "AGREEMENT"), dated as of January 12, 1999, is entered into among Brooke Group Ltd., a Delaware corporation ("BROOK"), Liggett & Myers Inc., a Delaware corporation ("LMI"), Liggett Group Inc., a Delaware corporation ("LIGGETT"), and Eve Holdings Inc., a Delaware corporation (the "GRANTOR", and together with Brooke, LMI and Liggett, the "LIGGETT PARTIES"), on the one hand, and Philip Morris Incorporated, a Virginia corporation ("PM"), on the other hand.

                  WHEREAS, concurrently with the execution of this Agreement, the Liggett Parties and PM will execute the Formation and Limited Liability Company Agreement of Brands LLC, a Delaware limited liability company (the "COMPANY"), pursuant to which, among other things, the Grantor will contribute the Marks to the Company in exchange for 100% of the Class A Shares and 100% of the Class B Shares of the Company; and

                   WHEREAS, the Grantor desires to grant to PM an option to acquire all of the Class A Shares, on the terms and subject to the conditions contained in this Agreement.

                   NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS


                  As used in this Agreement the following terms shall have the following respective meanings:

                  "AFFILIATE" shall mean, with respect to any Person, any direct or indirect subsidiary of such Person, any other Person that directly or through one or more intermediaries, is controlled by, or is under common control with, the specified Person, and, if such a Person is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any person who is controlled by any such member or trust. As used in this definition, the term "CONTROL" (including with correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies, whether through ownership of securities or partnership or other ownership interests, by contract or otherwise. Notwithstanding the foregoing, for purposes of this Agreement (i) the Liggett Parties and their Subsidiaries shall not be deemed to be Affiliates of PM, and
(ii) PM and its Subsidiaries (including the Company) shall not be deemed to be Affiliates of the Liggett Parties.

                  "AGREEMENT" shall have the meaning set forth in the recitals hereof.

                  "ASSIGN" shall mean to, directly or indirectly, sell, assign, transfer, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber, any Class A Shares.

                  "BRANDS" shall mean "Lark," "Chesterfield" and "L&M."

                  "BROOKE" shall have the meaning set forth in the preamble hereof.

                  "CERTIFICATE" shall mean the Certificate of Formation of the Company filed on behalf of the Company with the office of the Secretary of State of the State of Delaware pursuant to the Delaware Act.

                  "CLASS A EXERCISE PRICE" shall have the meaning set forth in
Section 2.3.

                  "CLASS A OPTION" shall have the meaning set forth in
Section 2.1.

                  "CLASS B OPTION Agreement" shall mean that certain option agreement, dated as of the date hereof, pursuant to which PM (or any Permitted Assignee thereunder) may purchase from the Grantor the Class B Shares owned by it. Such right to purchase the Class B Shares is the "CLASS B OPTION".


                  "CLASS A OPTION CONSIDERATION" shall have the meaning set forth in Section 2.1.

                  "CLASS A OPTION TERMINATION Date" shall have the meaning set forth in Section 2.2(d).

                  "CLOSING" shall have the meaning set forth in Section 2.5.

                  "CLOSING DATE" shall mean the date on which the Closing occurs.

                  "COMPANY" shall have the meaning set forth in the preamble hereto.

                  "DELAWARE ACT" means the Delaware Limited Liability Company Act (6 Del. Co. section 18-101, ET SEQ.), as amended from time to time.

                   "DOJ" shall have the meaning set forth in Section 5.1 (b).

                  "DUE DILIGENCE PERIOD" shall have the meaning set forth in
Section 2.2(a).


                  "EXTENDED DUE DILIGENCE PERIOD" shall have the meaning set forth in Section 2.2(a).

                  "FTC" shall have the meaning set forth in Section 5.1 (b).

                  "GOVERNMENTAL ENTITY" means any government or subdivision thereof, domestic, foreign or supranational or any administrative, governmental or regulatory authority, agency, commission, tribunal or body, domestic, foreign or supranational.



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





                  "GOVERNMENTAL FILINGS" shall have the meaning set forth in
Section 5.1 (a).

                  "GRANTOR" shall have the meaning set forth in the preamble hereof

                  "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "HSR CLEARANCE" means expiration or termination of the waiting period under the HSR Act with respect to the filings made in connection with the exercise of the Class A Option and the entering into of the License Agreement.

                   "INITIAL DUE DILIGENCE PERIOD" shall have the meaning set forth in Section 2.2(a).

                  "LICENSE AGREEMENT" shall mean that certain license agreement, attached as Exhibit A to the LLC Agreement, between the Company and PM and dated as of the Closing Date, pursuant to which PM and its Affiliates will obtain the exclusive (including with respect to the Company) license to use the Marks within the United States (as defined in the License Agreement).

                  "LIEN" shall have the meaning set forth in Section 3.2.

                  "LIGGETT" and "LIGGETT PARTIES" shall have the respective meanings set forth in the preamble hereof.

                  "LLC AGREEMENT" shall mean that certain Formation and Limited Liability Company Agreement to be entered into by the Liggett Parties and PM concurrently with the execution of this Agreement.

                  "LMI" shall have the meaning set forth in the preamble hereof.

                  "MARKS" shall mean all of the interest of the Liggett Parties and any Affiliate of any Liggett Party in all trademarks, trade names, trade dress, service marks, registrations and applications for registrations therefor, in each case relating to each of the Brands, including any variation or product line extension thereof and any derivative pertaining thereto.

                  "MATERIAL BREACH BY THE LIGGETT PARTIES" shall have the meaning set forth in Section 2.4(a).

                  "MATERIAL BREACH BY PM" shall have the meaning set forth in
Section 6.1(c).

                  "NOTICE OF EXERCISE" shall have the meaning set forth in
Section 2.5.

                  "PERSON" includes any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company or other legal entity or organization.

                  "PERMITTED ASSIGNEE" shall have the meaning set forth in
Section 2.2(d).



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

                  "PM" shall have the meaning set forth in the preamble hereof.

                  "SUBSIDIARIES" shall mean, with respect to any Person, any other Person in which such Person owns, directly or indirectly, 50% or more of the voting interests.

                  "TRANSACTION AGREEMENTS" mean this Agreement, the Class B Option Agreement and the LLC Agreement.

                                   ARTICLE II

          GRANT AND EXERCISE OF OPTION, FURTHER INVESTIGATION; CLOSING

                  SECTION 2.1. GRANT OF CLASS A OPTION. The Grantor hereby grants to PM (or a Permitted Assignee) an irrevocable option (THE "CLASS A OPTION") to purchase 100% of the Class A Shares, on the terms and subject to the conditions set forth in this Agreement. In consideration of the grant of the Class A Option, PM has delivered to the Grantor $5.0 million (the "CLASS A OPTION CONSIDERATION"), receipt of which is hereby acknowledged.

                  SECTION 2.2. FURTHER INVESTIGATION; EXERCISE OF OPTION.

                  (a) PM may conduct further due diligence with respect to the Marks from the date hereof until 5:00 P.M. (New York City time) on the 10th day following HSR Clearance (the "INITIAL DUE DILIGENCE PERIOD"); PROVIDED, that in the event any information requested by PM in the course of its due diligence is withheld due to competitive considerations or otherwise, such information will be provided to PM by the Liggett Parties no later than 5:00 P.M. (New York City time) on the 10th day following HSR Clearance, and PM may continue its due diligence until 5:00 P.M. (New York City time) on the 30th day following HSR Clearance (such period, the "EXTENDED DUE DILIGENCE PERIOD" and together with the Initial Due Diligence Period, the "DUE DILIGENCE PERIOD").

                  (b) Subject to terms and conditions herein, unless at any time during the Due Diligence Period, as a result of matters learned through such due diligence, PM reasonably determines that (i) there exists substantial doubt as to the validity or enforceability of one or more of the Marks, or (ii) there exists substantial and previously unknown to PM (x) litigation liability affecting or relating to one or more of the Marks, which liability is material in relation to the transactions contemplated by the Transaction Agreements, or
(y) regulatory risk affecting or relating to one or more of the Marks, PM must exercise the Class A Option prior to or at the expiration of the Due Diligence Period in accordance with the procedures set forth in Section 2.5 of this Agreement. In the event PM makes the due diligence determination described in the preceding sentence, PM shall promptly deliver a notice upon making any such determination (and in any event prior to or at the expiration of the Due Diligence Period) stating that the completion of its due diligence was not satisfactory as provided herein.

                  (c) In the event that PM delivers a notice that the completion of its due diligence was not satisfactory, the Liggett Parties shall have a period of 120 days from the date of



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
such notice in which to cure the condition or conditions that were the basis of such notice. If such condition or conditions are cured, the obligation of PM to exercise the Class A Option shall be reinstated.

                   (d) If PM Assigns the Class A Option to a third party in accordance with Section 10.6 (such assignee, a "PERMITTED ASSIGNEE"), the Class A Option shall be exercisable by such Permitted Assignee (or any subsequent Permitted Assignee) (together with PM, a "CLASS A OPTIONHOLDER") at any time prior to March 1, 2009 (the "CLASS A OPTION TERMINATION DATE"); PROVIDED, however, that such Permitted Assignee shall assume PM's obligations with respect to obtaining HSR Clearance and exercising the Class A Option in accordance with this Section 2.2.

                  SECTION 2.3. CLASS A EXERCISE PRICE.


                  (a) Subject to Sections 2.3(b) and 23(c), the Class A Exercise Price shall be $10.1 million.

                  (b) If a Material Breach by PM occurs, and upon payment of the amount required by the last sentence of Section 6.1 (c) hereof, the Class A Exercise Price shall become $1.00.

                  (c) If the Liggett Parties refund the Class A Option Consideration in accordance with Section 2.4 hereof and PM does not terminate this Agreement in accordance with Section 9.1 (a)(ii) hereof, the Class A Exercise Price shall become $15.1 million.

                  SECTION 2.4. REFUND OF CLASS A OPTION CONSIDERATION.

                  (a) The Class A Option Consideration shall be repayable to PM by the Liggett Parties in full promptly following demand by PM, whether before or after the Closing, upon any of the following events that is not cured to PM's reasonable satisfaction within 120 days of written notice thereof from PM to the Liggett Parties (a "MATERIAL BREACH BY THE LIGGETT PARTIES"):

                           (i) the material failure of the Liggett Parties or
                  any of their Affiliates to comply prior to the Closing with their obligations set forth in Section 5.1 (a) (subject to Section 5.1 (b)); or

                           (ii) the material failure of the Liggett Parties to
                  deliver to the Company the Marks free and clear of all encumbrances, restrictions or conditions arising as a result of settlement agreements (it being expressly understood that any obligation of any Liggett Party under any settlement agreement that is imposed on the Company or PM or their Affiliates as a result of the transactions contemplated by the Transaction Agreements or the License Agreement would be such an encumbrance, restriction or condition) and to keep the Marks free of such encumbrances, restrictions or conditions through the Closing Date; or

                           (iii) the material failure of the Liggett Parties or
                  any of their Affiliates to comply, prior to the approval by all relevant courts of the settlement




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
                  agreement referred to in paragraph 9 of that certain letter agreement dated November 20, 1998 between PM and the Liggett Parties, with the obligations imposed by such paragraph 9.

                  (b) In the event that a demand for repayment of the Class A Option Consideration is made by PM pursuant to Section 2.4(a) after the Closing, PM shall reconvey the Class A Shares to Eve in exchange for the repayment by Eve of the Class A Exercise Price, with such exchange to take place concurrently with the repayment of the Class A Option Consideration.

                  SECTION 2.5. NOTICE OF EXERCISE; CLOSING. In order to exercise the Class A Option, a Class A Optionholder must give written notice (A "NOTICE OF EXERCISE") to the Liggett Parties reciting its intention to exercise the Class A Option and setting forth the time and place of the closing (the "CLOSING"); PROVIDED that the date of the Closing set forth in such Notice of Exercise may not be more than 90 days from the date thereof. At the Closing, the events set forth in Section 2.7 of the LLC Agreement shall also occur or have occurred. Notwithstanding the foregoing and for the avoidance of doubt the failure of any such event to occur is not a condition to the Closing unless set forth in Article VII or Article VIII hereof.

                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF THE LIGGETT PARTIES


                  Each of the Liggett Parties hereby jointly and severally represents and warrants to PM as follows:

                  SECTION 3.1. INCORPORATION OF CERTAIN REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Liggett Parties contained in Article III of the LLC Agreement are hereby incorporated by reference in this Agreement and shall have the same effect as if made in this Agreement.

                  SECTION 3.2. OWNERSHIP OF CLASS A SHARES. Immediately prior to the Closing, the Grantor will have good and valid title to the Class A Shares free and clear of any liens, claims, charges, security interests, options or other legal or equitable encumbrances or restrictions (any of the foregoing, a "LIEN"), and assuming the person exercising the Class A Option has the requisite power and authority to enter into this Agreement and to be the lawful owner of the Class A Shares, upon delivery of the Class A Shares, good and valid title to such Class A Shares will pass to the person exercising the Class A Option free and clear of any Lien. Other than the Transaction Agreements, the Class A Shares are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to voting, distribution rights or disposition of such Class A Shares.



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

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  PM hereby represents and warrants to the Liggett Parties as follows:

                  SECTION 4.1. INCORPORATION OF CERTAIN REPRESENTATIONS AND WARRANTIES. The representations and warranties of PM contained in Article IV of the LLC Agreement are hereby incorporated by reference in this Agreement and shall have the same effect as if made in this Agreement.

                                    ARTICLE V

                        COVENANTS OF THE LIGGETT PARTIES

                  SECTION 5.1. HSR ACT.

                  (a) The Liggett Parties shall promptly prepare and file all filings required to be made by it in connection with the Transaction Agreements and the License Agreement under the HSR Act, as well as any other filings required to be made with any other Governmental Entity in connection with the Transaction Agreements and the License Agreement (collectively, "GOVERNMENTAL FILINGS"). The Liggett Parties shall provide any information required by the HSR Act and any other Governmental Filing, and shall cooperate with PM in connection with obtaining any approval required from any Governmental Entity in order to consummate the transactions contemplated hereby and thereby. The Liggett Parties shall use their respective reasonable best efforts to obtain promptly any consent, order or approval of, or any exemption by, any Governmental Entity in connection with the consummation of the transactions contemplated by the Transaction Agreements and the License Agreement (including without limitation to cause the prompt expiration of the waiting period under the HSR Act applicable to the exercise of the Class A Option and the entering into of the License Agreement).

                  (b) In the event a Liggett Party fails to comply (prior to exercise of the Class A Option) with Section 5.1 (a) and shall not have cured such failure to comply to PM's reasonable satisfaction within 120 days of written notice thereof from PM to the Liggett Parties, a Material Breach by the Liggett Parties shall be deemed to occur, PROVIDED, however, that a Material Breach by the Liggett Parties shall not be deemed to have occurred pursuant to this Section 5.1 unless, as a direct or indirect result of such failure, within nine months following the initial filings for HSR Clearance (i) HSR Clearance has not been obtained, or the Federal Trade Commission (the "FTC") or the Department of Justice ("DOJ") has commenced litigation to enjoin the transactions contemplated by the Transaction Agreements, or (ii) PM has had to make a material concession to the FTC or DOJ to obtain HSR Clearance or to avoid the litigation described in clause (i).

                  SECTION 5.2. REPRESENTATIONS AND WARRANTIES. Each of the Liggett Parties shall give written notice to PM promptly upon the occurrence of any event that would cause or



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
constitute a material breach or would have caused a material breach, had such event occurred or been known to the Liggett Parties prior to the date hereof, of any representations or warranties of the Liggett Parties contained in any of the Transaction Agreements.

                  SECTION 5.3. ACCESS TO INFORMATION. Prior to the Closing, the Liggett Parties shall, and shall cause each of their respective Subsidiaries to, give PM and its representatives, employees, counsel and accountants full access, during normal business hours, and upon reasonable notice to the employees, agents, independent contractors, properties, books and records relating to the Marks, only to the extent, in the reasonable judgment of counsel, permitted by law, including antitrust law, and provided that the Liggett Parties and their Subsidiaries shall not be obligated to make any disclosure which would cause forfeiture of attorney-client privilege. The Liggett Parties shall notify PM in writing if any disclosure is withheld in order to avoid such forfeiture. No investigation pursuant to this Section shall affect or be deemed to affect any representation or warranty made by the Liggett Parties. PM agrees that all information received pursuant to this Section 5.3 shall be kept confidential and PM shall not disclose such information to any third party unless, and only to the extent, required to do so by applicable law.

                                   ARTICLE VI

                                 COVENANTS OF PM

                  PM covenants and agrees as follows:

                  SECTION 6.1. HSR ACT.

                  (a) PM shall promptly prepare and file all filings required to be made by it in connection with the Transaction Agreements and the License Agreement under the HSR Act, as well as any other Governmental Filings. PM shall provide any information required by the HSR Act and any other Governmental Filing, and shall cooperate with the Liggett Parties in connection with obtaining any approval required from any Governmental Entity in order to consummate the transactions contemplated hereby and thereby. PM shall use its reasonable best efforts to obtain promptly any consent, order or approval of, or any exemption by, any Governmental Entity in connection with the consummation of the transactions contemplated by the Transaction Agreements and the License Agreement (including without limitation to cause the prompt expiration of the waiting period under the HSR Act applicable to the exercise of the Class A Option and the entering into of the License Agreement); PROVIDED, HOWEVER, that notwithstanding anything to the contrary in this Agreement, PM shall not be required to agree to divest or hold separate any brand, product, business or assets or to take or agree to take any action that limits its freedom of action with respect to, or its ability to retain, any of the Marks or the Brands or any brand, product, business or other asset of PM or its Affiliates.

                  (b) Unless and until HSR Clearance is obtained, PM shall, upon the request of the Liggett Parties, attempt periodically to obtain HSR Clearance; PROVIDED, HOWEVER, that PM shall not be required to attempt to obtain HSR Clearance more than once in any two-year period or more than four times during the period ending on the Class A Option Termination Date. The




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
Liggett Parties shall cooperate with PM (pursuant to the terms of Section 5.1 hereof) in obtaining HSR Clearance each time that PM seeks HSR Clearance. Notwithstanding the foregoing, PM shall not be required to attempt to obtain any such approval (other than the initial filings for HSR Clearance) at any time at which it reasonably believes that attempting to obtain such approval is likely to interfere with any pending transaction so long as PM does not defer any request for more than six months or more than once in any two-year period.

                  (c) In the event PM fails to comply (prior to exercise of the Class A Option) with Section 6.1 (a) hereof and shall not have cured such failure to comply to Brooke's reasonable satisfaction within 120 days of written notice thereof from Brooke to PM, a "MATERIAL BREACH BY PM" shall be deemed to occur; PROVIDED, HOWEVER, that a Material Breach by PM shall not be deemed to have occurred unless as a direct or indirect result of such failure, (i) HSR Clearance shall not have been obtained within nine months of the initial filings for HSR Clearance or (ii) the FTC or DOJ has commenced litigation to enjoin the transactions contemplated by the Transaction Agreements. In the event a Material Breach by PM has occurred, PM shall promptly prepay to the Liggett Parties the fall amount of the Class A Exercise Price of the Class A Option minus $1.00, and the Class A Exercise Price shall be reduced to $1.00.

                                   ARTICLE VII

              CONDITIONS TO THE OBLIGATIONS OF THE LIGGETT PARTIES

                  The obligations of the Liggett Parties under this Agreement are subject to the fulfillment of the following conditions prior to or at the Closing Date (any of which may be waived by them):

                  SECTION 7.1. REPRESENTATIONS, WARRANTIES, COVENANTS. The representations and warranties of PM made or incorporated in this Agreement shall be true and correct in all material respects as of the date hereof and, except as specifically contemplated by this Agreement, on and as of the Closing Date, as though made on and as of the Closing Date, and PM shall have performed or complied in all material respects with the obligations and covenants required by this Agreement or the LLC Agreement to be performed or complied with by it by the time of the Closing; PM shall have delivered to the Liggett Parties a certificate dated the Closing Date and signed by an authorized officer confirming the foregoing.

                  SECTION 7.2. NO INJUNCTION OR GOVERNMENTAL LITIGATION. There shall be no effective temporary restraining order, preliminary or permanent injunction or order issued by any Governmental Entity which would prevent the consummation of the transactions contemplated by the Transaction Agreements or the License Agreement, and no Governmental Entity shall have commenced litigation to enjoin the transactions contemplated by the Transaction Agreements or the License Agreement.

                  SECTION 7.3. REGULATORY APPROVALS. The HSR Clearance shall have been received and all other authorizations, approvals, consents and waivers of any Governmental Entities required to consummate the transactions contemplated by this Agreement, the other Transaction Agreements or the License Agreement shall have been obtained and shall not have been terminated, suspended or withdrawn as of the Closing Date.

                                  ARTICLE VIII

                       CONDITIONS TO THE OBLIGATIONS OF PM

                   Once PM has delivered a Notice of Exercise, its obligation to purchase the Class A Shares is subject to the fulfillment of the following conditions prior to or at the Closing Date (any of which may be waived by it):

                  SECTION 8.1. REPRESENTATIONS, WARRANTIES, COVENANTS. The representations and warranties of the Liggett Parties made or incorporated in this Agreement shall be true and correct in all material respects as of the date hereof on and as of the Closing Date, as though made on and as of the Closing Date, and the Liggett Parties shall have performed or complied in all material respects with the obligations and covenants required by this Agreement or the LLC Agreement to be performed or complied with by the Liggett Parties by the time of the Closing; the Liggett Parties shall have delivered to PM a certificate dated the Closing Date and signed by an authorized officer confirming the foregoing.

                  SECTION 8.2. NO INJUNCTION OR GOVERNMENTAL LITIGATION. There shall be no effective temporary restraining order, preliminary or permanent injunction or order issued by any Governmental Entity which would prevent the consummation of the transactions contemplated by the Transaction Agreements or the License Agreement, and no Governmental Entity shall have commenced litigation to enjoin the transactions contemplated by the Transaction Agreements or the License Agreements.

                  SECTION 8.3. REGULATORY APPROVALS. The HSR Clearance shall have been received and all other authorizations, approvals, consents and waivers of any Governmental Entities required to consummate the transactions contemplated by this Agreement shall have been obtained and shall not have been terminated, suspended or withdrawn as of the Closing Date.

                                   ARTICLE IX

                                   TERMINATION

                  SECTION 9.1. TERMINATION.

                  (a) This Agreement may be terminated at any time prior to the Closing by:

                           (i) the mutual consent of the Liggett Parties and PM;
                  or

                           (ii) by PM upon a Material Breach by the Liggett
                  Parties; PROVIDED that a termination under this
                  Section 9.1(a)(ii) must occur no later than 10 days after the date of repayment of the Class A Option Consideration.




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
                  (b) This Agreement will terminate automatically on March 1, 2009 if the Class A Option is not exercised prior to such date.

                  SECTION 9.2. PROCEDURE AND EFFECT OF TERMINATION. In the event of termination of this Agreement by either or both of PM and the Liggett Parties pursuant to Section 9.1, written notice thereof shall forthwith be given by the terminating party to the other party hereto, and this Agreement shall thereupon terminate and become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto; PROVIDED, HOWEVER, that such termination shall not relieve any party hereto of any liability for any breach of any representation or warranty made herein as of the date hereof or of any covenant contained herein. If this Agreement is terminated as provided herein, all filings, applications and other submissions made hereunder shall, to the extent practicable, be withdrawn from the persons to which they were made.

                                    ARTICLE X

                                  MISCELLANEOUS

                  SECTION 10.1. REASONABLE BEST EFFORTS. Each of the parties to this Agreement agrees to use its reasonable best efforts to cause the conditions to the Closing to be satisfied; PROVIDED, HOWEVER, that, subject to the terms and conditions of the License Agreement, PM shall not be required to agree to divest or hold separate any brand, product, business or assets or to take or agree to take any action that limits its freedom of action with respect to, or its ability to retain, any of the Marks or any brand, product, business or other asset of PM or its Affiliates.

                  SECTION 10.2. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section, provided receipt of copies of such counterparts is confirmed.

                  SECTION 10.3. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the choice of law principles thereof.

                  SECTION 10.4. ENTIRE AGREEMENT. There are no oral agreements, understandings, representations or warranties between the parties with respect to the subject matter hereof.

                  SECTION 10.5. EXPENSES. Whether or not the transactions contemplated hereby are consummated, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.



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
                  SECTION 10.6. NOTICES. All notices provided for in this Agreement shall be in writing, duly signed by the party giving such notice, and shall be hand delivered, faxed or mailed by registered or certified mail or overnight courier service, as follows:

                   (a)      if given to PM or its designee:

                            Philip Morris Incorporated
                            120 Park Avenue
                            New York,NY 10017
                            Facsimile: (917) 663-5399
                            Attention: General Counsel, PM USA

                            with a copy to:

                            Wachtell, Lipton, Rosen & Katz
                            51 West 52nd Street
                            New York, NY 10019
                            Facsimile: (212) 403-2000
                            Attention: Elliott V. Stein

                   (b)      if given to the Liggett Parties:

                            c/o Brooke Group Ltd.
                            100 S.E. Second Street, 32nd Floor
                            Miami, Florida 33131
                            Facsimile: (305) 579-8009
                            Attention: Richard J. Lampen

                            with a copy to:

                            Milbank Tweed Hadley & McCloy
                            1 Chase Manhattan Plaza
                            New York, New York 10005
                            Facsimile: (212) 530-5219
                            Attention: Michael W. Goroff

All such notices shall be deemed to have been given when received. The address for receipt of notice may be changed by providing written notice to the Company.

                  SECTION 10.7. SUCCESSORS AND ASSIGNS. PM may Assign this Agreement at any time; PROVIDED, that the assignee assumes all obligations of PM under this Agreement, and PM is not relieved of any payment obligations hereunder. The Liggett Parties may not Assign this Agreement without the written consent of PM.

                  SECTION 10.8. HEADINGS; DEFINITIONS. The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

                  SECTION 10.9. AMENDMENTS AND WAIVERS. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. PM, on the one hand, or the Liggett Parties, on the other hand, may, only by an instrument in writing, waive compliance by the other with any term or provision hereof on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.

                  SECTION 10.10. INTERPRETATION; ABSENCE OF PRESUMPTION. (a) For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires, (ii) the terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph and Exhibit references are to the Articles, Sections, paragraphs and Exhibits to this Agreement unless otherwise specified,
(iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified, (iv) the word "or" shall not be exclusive, and (v) provisions shall apply, when appropriate, to successive events and transactions.

                  (b) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

                  SECTION 10.11. SEVERABILILY. Any provision hereof which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

                  SECTION 10.12. FURTHER ASSURANCES; SPECIFIC PERFORMANCE. The Liggett Parties, and PM agree that, from time to time, whether before, at or after the Closing Date, each of them will, and will cause their respective Affiliates to, execute and deliver such further instruments of conveyance and transfer and take such other action as may be necessary to carry out the purposes and intents hereof. PM and the Liggett Parties each acknowledge that, in view of the uniqueness of the Marks, PM would not have an adequate remedy at law for money damages in the event that this Agreement were not performed in accordance with its terms, and therefore agree that PM shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which PM may be entitled at law or in equity.

                  SECTION 10.13. NO LIMITATION OF REMEDIES. The remedies provided herein with respect to a Material Breach by the Liggett Parties or a Material Breach by PM are not liquidated damages, and the parties shall be entitled to pursue all remedies available at law or equity in addition to such remedies.

                  IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the day first above written.


                                 BROOKE GROUP LTD.



                                 By: /s/ Bennett S. LeBow
                                     ------------------------------------------
                                     Name: Bennett S. LeBow
                                     Title: Chairman of the Board and President



                                 LIGGETT & MYERS INC.



                                 By: /s/ Samuel M. Veasey
                                     ------------------------------------------
                                     Name: Samuel M. Veasey
                                     Title: Vice President



                                 EVE HOLDINGS INC.



                                 By: /s/ Bennett S. LeBow
                                     ------------------------------------------
                                     Name: Bennett S. LeBow
                                     Title: Chairman of the Board and President



                                 LIGGETT GROUP INC.



                                 By: /s/ Samuel M. Veasey
                                     ------------------------------------------
                                     Name: Samuel M. Veasey
                                     Title: Senior Vice President




                                 PHILIP MORRIS INCORPORATED



                                 By: /s/ M.E. Szymanczyk
                                     ------------------------------------------
                                     Name: M.E. Szymanczyk
                                     Title: Chief Executive Officer